Exhibit 10.5

Conformed Copy

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of March 7, 2005, by and among Jupitermedia Corporation, a Delaware corporation (the “Issuer”), Moffly-Creatas Investors, LLC, a Massachusetts limited liability company, MCG Capital Corporation, a Delaware corporation, Creatas Management Investors LLC, a Massachusetts limited liability company, and Stoneybrook Creatas Investors (collectively, the “Holders”) and David Moffly (the “Seller Representative”).

WHEREAS, pursuant to the terms of an Equity Purchase Agreement, dated as of February 12, 2005, by and among the Issuer, JupiterImages Corporation (the “Purchaser”), certain of the Holders and the persons identified as Seller Parties on the signature pages thereto (the “Purchase Agreement”), the Issuer has agreed, as partial consideration for the direct or indirect acquisition (the “Acquisition”) by the Purchaser from certain of the Holders of 100% of the outstanding equity interests of Creatas, L.L.C. (“Creatas”), to issue to the Holders an aggregate of 1,483,074 shares of unregistered common stock, par value $0.01 per share, of the Issuer (the “Shares”) in the amounts set forth on Exhibit A hereto;

WHEREAS, pursuant to the Purchase Agreement, 244,792 Shares (the “Escrow Shares”) are being placed into escrow on or promptly after the date hereof to be held and released in accordance with the terms of an Escrow Agreement, dated as of the date hereof (the “Escrow Agreement”), among certain of the parties to the Purchase Agreement and JPMorgan Chase Bank N.A, as escrow agent;

WHEREAS, it is a condition to the closing of the Purchase Agreement that the Issuer, the Holders and the Seller Representative execute this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions

As used in this Agreement:

(a) the terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

(b) the term “Registrable Securities” means (i) the Shares and (ii) any capital stock of the Issuer issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided that the term “Registrable Securities” shall exclude any Escrow Shares if and to the extent that such Escrow Shares have not yet been released from escrow pursuant to the Escrow Agreement;

(c) “Registration Expenses” shall mean all expenses incurred by the Issuer in compliance with Section 2 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Issuer, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Issuer, which shall be paid in any event by the Issuer);

(d) “Securities Act” shall mean the Securities Act of 1933, as amended.

(e) “Selling Expenses” shall mean, with respect to a given Holder, all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities of such Holder and all fees and disbursements of counsel to such Holder.

Section 2. Issuer Registration

(a) Inclusion in Registration. If the Issuer shall determine to register any of its equity securities either for its own account or for the account of any other security holder, other than a registration relating solely to employee benefit plans, or a registration relating solely to a Securities and Exchange Commission (“SEC”) Rule 145 transaction, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (an “Eligible Registration”), the Issuer will:

(i) promptly give to the Seller Representative a written notice thereof (which shall include a list of the jurisdictions (which shall include Virginia, Illinois and New York) in which the Issuer intends to attempt to qualify such securities under the applicable blue sky or other state securities laws), which notice shall thereupon be delivered by the Seller Representative to the Holders; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request made by a Holder within fifteen (15) days after receipt of the written notice by the Seller Representative from the Issuer described in clause (i) above, except as otherwise provided in Section 2(c) below. A written request may be made by a Holder to the Seller Representative which shall thereupon be delivered to the Issuer if it specifies all or a part of such Holder’s Registrable Securities for inclusion in such registration.

(b) Eligible Registration. The Issuer shall use commercially reasonable efforts to effect the filing of a registration statement in connection with an Eligible Registration on or before the date that is ninety (90) days after the Closing Date (as defined in the Purchase Agreement) (which date shall be extended to the extent, and for the duration of, any delay in such filing as a result of (i) the failure of one or more Holders to comply with the terms of any provision of this Agreement applicable to it or (ii) the Issuer’s inability, after exerting commercially reasonable efforts, to complete such audit of the financial statements of Creatas as is required under the Securities Act and/or the Securities Exchange Act of 1934, as amended; which delay shall be referred to herein as an “Excused Delay”).

(c) Underwriting. If an Eligible Registration is for a registered public offering involving an underwriting, the Issuer shall so advise the Seller Representative in the written notice given pursuant to Section 2(a)(i). In such event, the right of a Holder to registration pursuant to this Section 2 shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. A Holder requesting inclusion in such registration shall (together with the Issuer and any other Holders or stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by the Issuer. Notwithstanding any other provision of this Section 2, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten (an “Underwriter Cutback”), the representative may limit the number of Registrable Securities to be included in the registration and underwriting. The Issuer shall so advise all holders of securities requesting registration of such limitation, and the securities of the Issuer held by the Holders requesting registration and any other stockholders of the Issuer participating in such registration shall be excluded from such registration and underwriting on a pro rata basis (based on the number of shares held) to the extent required by such limitation. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Issuer and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

Section 3. Form S-3

The Holders, collectively, shall have a one time right to request registration on Form S-3 (such request shall be in writing from the Seller Representative and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by each Holder participating in such registration). The Seller Representative shall have contacted each Holder in writing prior to making a demand for registration pursuant to this Section 3 to ascertain whether such Holder intends to participate in such registration. Notwithstanding the foregoing, the Issuer shall not be obligated to file a registration statement with the SEC to effect any registration pursuant to this Section 3:

(a) on or before the date that is ninety (90) days after the Closing Date (or such later date as may result from an Excused Delay);

(b) unless the Holders, together with any other stockholders of the Issuer participating in such registration, propose to dispose of shares of common stock of the Issuer having an aggregate price to the public (before deduction of underwriting discounts and expenses of sale) of at least $10,000,000;

(c) within one hundred eighty (180) days of the effective date of an Eligible Registration if, subject to the Underwriter Cutback, the securities held by the requesting Holders could have been included for sale or distribution on customary market terms;

(d) in any particular jurisdiction other than New York, Illinois and Virginia in which the Issuer would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Issuer is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder; or

(e) if the Issuer furnishes to the Seller Representative a certificate of any officer stating that in the good faith judgment of the Board of Directors of the Issuer, it would be seriously detrimental to the Issuer and its stockholders for such registration to be effected at such time, in which event the Issuer shall have the right to defer such filing for a period of not more than one hundred twenty (120) days after receipt of the request from the Seller Representative; provided, that such right to delay a request shall be exercised by the Issuer not more than once in any period of three hundred sixty (360) consecutive days.

If the request for registration pursuant to this Section 3 is for an underwritten offering, the terms of Section 2(c) shall apply to all participants in such offering. Subject to the foregoing, the Issuer will use commercially reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the holders thereof in accordance with this Section 3.

Section 4. Expenses of Registration

All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Agreement shall be borne by the Issuer, and any and all Selling Expenses of a given Holder shall be borne by such Holder.

Section 5. Registration Procedures

In the case of each registration effected by the Issuer pursuant to this Agreement, the Issuer will keep the Seller Representative advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Issuer will:

(a) if necessary to facilitate the sale of all of the Registrable Securities, keep such registration effective for a period of one hundred eighty (180) days; provided, however, that (i) such 180-day period shall be extended for a period of time equal to the period during which the Holders refrain from selling any securities included in such registration in accordance with the provisions set forth in Section 9 hereof; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 180-day period shall be extended until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (i) includes any prospectus required by Section 10(a) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 12 or 15(d) of the Exchange Act in the registration statement; and

(b) furnish such number of prospectuses and other documents incident thereto to a Holder as such Holder from time to time may reasonably request.

Section 6. Indemnification

(a) The Issuer will indemnify each Holder and each of its officers and directors, as applicable, with respect to each registration which has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Issuer of the Securities Act or any rule or regulation thereunder applicable to the Issuer and relating to action or inaction required of the Issuer in connection with any such registration, qualification or compliance, and will reimburse each Holder and its directors and officers, as applicable, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided that the Issuer will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Issuer by a Holder or underwriter.

(b) Each Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Issuer, each of its directors and officers and each underwriter, if any, of the Issuer’s securities covered by such a registration statement, each person who controls the Issuer or such underwriter, each other stockholder of the Issuer participating in such registration, and each of their respective officers, directors, and partners, and each person controlling such other stockholder, in each case, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse the Issuer and such other stockholders, directors, officers, members, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Issuer by such Holder.

(c) Each party entitled to indemnification under this Section 6 (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party’s expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

(d) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing and subject to Section 6(g) hereof, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into by, inter alia, the Holders in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

(f) The foregoing indemnity agreement of the Issuer and the Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any underwriter if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(g) Notwithstanding any provision of this Agreement or in any underwriting agreement contemplated hereby, in accordance with Section 17(i) if the Investment Company Act of 1940, as amended, any provision in an underwriting agreement to be entered into in connection with the registration of Shares pursuant to this Agreement which protects or purports to protect the underwriter or underwriters against any liability to MCG or its security holders to which such underwriter(s) would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of such underwriter(s) reckless disregard of their obligations and duties under the underwriting agreement shall be expressly made inapplicable to MCG.

Section 7. Information by the Holders

Each Holder shall furnish to the Issuer such information regarding such Holder and the distribution proposed by such Holder as the Issuer may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

Section 8. Rule 144 Reporting

With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of restricted securities to the public without registration, the Issuer agrees to:

(a) make and keep public information available as those terms are understood and defined in Rule 144 at all times;

(b) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Issuer under the Securities Act and the Exchange Act; and

(c) so long as a Holder owns any Registrable Securities, furnish to such Holder upon request a written statement by the Issuer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Issuer, and such other reports and documents so filed as such Holder may reasonably request and as is necessary for such Holder to avail itself of any rule or regulation of the SEC allowing such Holder to sell any of such securities without registration.

Section 9. “Market Stand-off” Agreement

Each Holder agrees, if requested by the Issuer and an underwriter of common stock (or other securities) of the Issuer, not to sell or otherwise transfer or dispose of any common stock (or other securities) of the Issuer held by the Holder during the 90-day period following the effective date of a registration statement of the Issuer filed under the Securities Act; provided, however, that the Issuer shall not make such a request unless all similarly situated selling securityholders (regardless of the number of shares owned) are to be restricted in the same manner (including duration and nature of transfer restrictions) without discrimination and the Issuer accompanies such request with an officer’s certificate identifying the other securityholders to be bound by such an agreement. If requested by the underwriters, each such Holder shall execute a separate agreement to the foregoing effect. The Issuer may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said 90-day period. The provisions of this Section 9 shall be binding upon any transferee who acquires Registrable Securities, whether or not such transferee is entitled to the registration rights provided hereunder.

Section 10. Termination

The registration rights set forth in this Agreement shall not be available to a Holder if, in the opinion of counsel to the Issuer, all of the Registrable Securities then owned by such Holder could be sold in any 90-day period pursuant to Rule 144(k) under the Securities Act.

Section 11. Miscellaneous

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State without regard to principles of conflicts of law.

(b) Paragraph and Section Headings. The descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

(c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine) if during normal business hours of the recipient, otherwise on the next business day, (c) one business day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Holders and to the Issuer at the addresses indicated below:

If to a Holder:	To the address of such Holder set forth on the signature pages to this agreement.

If to the Seller Representative:	David Moffly 36 West 10th Street New York, NY 10011 Facsimile No. (212) 388-9719

With a copy to: (which shall not constitute notice)	Perkins Smith & Cohen LLP One Beacon Street Boston, MA 02108-3106 Attention: Jonathan C. Guest Facsimile No. 617-854-4040

If to the Issuer:	Jupitermedia Corporation 23 Old Kings Highway South Darien, Connecticut 06820 Attn: Christopher S. Cardell Facsimile No. (203) 655-5079

With a copy to: (which shall not constitute notice)	Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, New York 10019 Attention: Jeffrey R. Poss, Esq. Facsimile No. (212) 728-8111

or to such other address as a party hereto may, from time to time, designate in writing delivered pursuant to the terms of this Section.

(d) Amendments. The terms, provisions and conditions of this Agreement may not be changed, modified or amended in any manner except by an instrument in writing duly executed by each of the parties hereto.

(e) Assignment. Neither this Agreement nor any of the rights, duties, or obligations of any party hereunder may be assigned or delegated (by operation of law or otherwise) by either party hereto except with the prior written consent of the other party hereto; provided, however, that a Holder may assign or delegate its rights, duties and obligations hereunder to any transferee of such Holder’s Registrable Securities who agrees in writing to become bound by the terms and conditions of this Agreement, so long as such assignment or delegation is not in violation of any applicable law or regulation.

(f) Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by any one or more parties hereto, and each such executed counterpart shall be, and shall be deemed to be, an original, but all of which shall constitute, and shall be deemed to constitute, in the aggregate but one and the same instrument.

(g) Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Registration Rights Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above mentioned.

ISSUER:	JUPITERMEDIA CORPORATION

	By:	/s/ Christopher S. Cardell
		Name:	Christopher S. Cardell
		Title:	President and Chief Operating Officer

SELLER REPRESENTATIVE:	/s/ David Moffly
David Moffly

SELLERS:

MOFFLEY-CREATAS INVESTORS, LLC			Address for Notices:

By:	/s/ David Moffly		36 W. 10th Street
	Name:	David Moffly	New York, NY 10011
	Title:	Manager	Facsimile: (212) 388-9719

MCG CAPITAL CORPORATION			Address for Notices:

By:	/s/ Samuel G. Rubenstein		MCG Capital Corporation
	Name:	Samuel G. Rubenstein	1100 Wilson Boulevard, Suite 3000
	Title:	General Counsel and Executive Vice President	Arlington, VA 22209

[Registration Rights Agreement]

CREATAS MANAGEMENT INVESTORS, LLC			Address for Notices:

By:	/s/ David Moffly		36 W. 10th Street
	Name:	David Moffly	New York, NY 10011
	Title:	Manager	Facsimile: (212) 388-9719

STONEYBROOK CREATAS INVESTORS			Address for Notices:

By:	/s/ Barry Schwimmer		Barry Schwimmer
	Name:	Barry Schwimmer	Stoneybrook Capital LLC
	Title:	Managing Member	59 Wilton Road
Westport, CT 06880

[Registration Rights Agreement]

EXHIBIT A

Holder	Shares

Moffly Creatas Investors LLC	472,996[1]

Creatas Management Investors LLC	90,159[2]

MCG Capital Corporation	866,600[3]

Stoneybrook Creatas Investors	53,319

[1]	Of this total, 80,983 have been placed into escrow.

[2]	Of this total, 15,436 have been placed into escrow.

[3]	Of this total, 148,373 have been placed into escrow.